Exhibit 23.2
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                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment #1 to Form S-2, File No. 333-108432) and related Prospectus of Nestor, Inc. for the registration of 1,520,956 shares of its common stock and to the use therein of our report dated February 26, 2002, with respect to the consolidated financial statements and schedule of Nestor, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP
                                                     --------------------------
                                                     Ernst & Young LLP



Providence, Rhode Island
October 27, 2003